CERTIFICATE OF TRUST OF MANDATORY COMMON
                                EXCHANGE TRUST


                    This Certificate of Trust of MANDATORY COMMON EXCHANGE TRUST (the "Trust"), dated October 3, 1996, is being duly executed and filed by Wesley M. Jones, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.)

                    1.   Name.  The name of the business trust
          formed hereby is MANDATORY COMMON EXCHANGE TRUST.

                    2. Registered Office; Registered Agent. The business address of the registered office of the Trust in the State of Delaware is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, 19801. The name of the Trust's registered agent at such address is The Corporation Trust Company.

                    3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

                    IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above-written.


                                         Wesley M. Jones
                                         Sole Trustee